Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-57117, 33-02785, 333-78017, 333-83251, 333-64170, 333-87432, 333-136071, 333-150781, 333-64170, 333-189086, 333-224482, and 333-264485 on Form S-8 of our report dated February 28, 2024, relating to the financial statements of Valmont Industries, Inc. and the effectiveness of Valmont Industries, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 30, 2023.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

February 28, 2024